    As filed with the Securities and Exchange Commission on January 19, 2000

                                                         SEC File No.

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933

                              COMMTOUCH SOFTWARE LTD.
              (Exact Name of Registrant as Specified in Its Charter)

                             Israel                   Not Applicable
               -------------------------------        --------------
               (State or Other Jurisdiction of       (I.R.S. Employer
               Incorporation or Organization)       Identification No.)

      6 Hazoran Street, Poleg Industrial Park, Netanya, Israel    42504
      --------------------------------------------------------    -----
           (Address of Principal Executive Offices)             (Zip Code)

                           1996 CSI STOCK OPTION PLAN
                       1999 SECTION 3(i) SHARE OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                  1999 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the Plan)

                                  Gideon Mantel
                             Chief Executive Officer
                             CommTouch Software Ltd.
                         3945 Freedom Circle, Suite 730
                          Santa Clara, California 95054
                     (Name and Address of Agent For Service)

                                 (408) 653-4330
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                                  Lior O. Nuchi
                     McCutchen, Doyle, Brown & Enersen, LLP
                                3150 Porter Drive
                        Palo Alto, California 94304-1212
                               Tel: (650) 849-4400
                               Fax: (650) 849-4800

                                       CALCULATION OF REGISTRATION FEE

            Title of Each                           Proposed          Proposed
              Class of                               Maximum          Maximum
             Securities            Amount           Offering         Aggregate         Amount of
                to be               to be             Price           Offering        Registration
             Registered        Registered (1)     Per Unit (2)       Price (2)            Fee
             ----------        --------------     ------------       ---------            ---
           1996 CSI Stock          5,000,000          $41.81          $209,050,000     $55,189.20
        Option Plan and 1999
         Section 3(i) Share
          Option Plan, NIS
         0.05 Nominal Value

         1999 Employee Stock
         Purchase Plan, NIS         150,000           $41.81           $6,271,500       $1,655.68
         0.05 Nominal Value

          1999 Nonemployee
           Directors Stock          250,000           $41.81           $10,452,500      $2,759.46
          Option Plan, NIS
         0.05 Nominal Value

(1) This Registration Statement shall also cover any additional ordinary shares which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding ordinary shares.

(2) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low prices as reported for an ordinary share on the Nasdaq National Market on January 18, 2000, pursuant to Rule 457(h)(1) and 457(c).

                                     PART I
               INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission (the "Commission") Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"). The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of
Part II of this registration statement and including the statement in the preceding sentence. The written statement to participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed or to be filed with the Commission by the Registrant are incorporated by reference in this registration statement:

           (a) Registrant's prospectus, dated July 13, 1999, filed pursuant to Rule 424(b) of the Securities Act.

           (b) Report of Foreign Private Issuer on Form 6-K for the quarter ended June 30, 1999, filed on August 27, 1999; Report of Foreign Private Issuer on Form 6-K for the period dated October 27, 1999, filed on November 4, 1999; and Report of Foreign Private Issuer on Form 6-K for the quarter ended September 30, 1999, filed on December 3, 1999.

           (c) Registrant's Registration Statement on Form F-1 filed on October 27, 1999, as amended (Registration No. 333-89773) (the "Registration Statement") (see Exhibit 99.1).

           (d) The description of the Registrant's capital stock contained in the registration statement on Form 8-A dated June 25, 1999 and contained in the Registration Statement under "Description of Capital Stock."

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this registration statement and to be part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The partners of McCutchen, Doyle, Brown & Enersen, LLP, beneficially own an aggregate of 13,840 Ordinary Shares. The partners of Naschitz, Brandes & Co. beneficially own an aggregate of 15,000 Ordinary Shares.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Israeli law permits a company to insure an Office Holder (generally, a director or executive officer) in respect of liabilities incurred by him as a result of the breach of his duty of care to the company or to another person, or as a result of the breach of his fiduciary duty to the company, to the extent that he acted in good faith and had reasonable cause to believe that the act would not prejudice the company. A company can also insure an Office Holder for monetary liabilities as a result of an act or omission that he committed in connection with his serving as an Office Holder. Moreover, a company can indemnify an Office Holder for monetary liability in connection with his activities as an Office Holder. The Articles of Association of the Registrant allow the Registrant to insure and indemnify Office Holders to the fullest extent permitted by law. Pursuant to these provisions, the Registrant has in effect as of January 7, 2000 insurance policies in the amount of US$25 million covering its directors and officers.

           Reference is made to Section 6 of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to the Registrant's prospectus, which provides for indemnification of the directors and officers of the Registrant who sign the Registration Statement by the Underwriters against certain liabilities, including those arising under the Securities Act, in certain circumstances.

           Certain members of the Registrant's management team are officers of the Registrant's subsidiary, CommTouch Software, Inc., a California corporation, or reside in California. The Articles of Incorporation of CommTouch Software, Inc. provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law and that the corporation is authorized to provide for the indemnification of agents of the corporation, as defined in Section 317 of the California General Corporation Law, in excess of that expressly permitted by Section 317 for breach of duty to the corporation and its shareholders to the fullest extent permissible under California law.

           With respect to all proceedings other than shareholder derivative actions, Section 317 permits a California corporation to indemnify any of its directors, officers or other agents only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. In the case of derivative actions, a California corporation may indemnify any of its directors, officers or agents only if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Furthermore, in derivative actions, no indemnification is permitted (i) with respect to any matter with respect to which the person to be indemnified has been held liable to the corporation, unless such indemnification is approved by the court; (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that a director, officer or agent of a corporation has been successful on the merits in defense of any proceeding for which indemnification is permitted by Section 317, a corporation is obligated by Section 317 to indemnify such person against expenses actually and reasonably incurred by him in connection with the proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8. EXHIBITS.

           See Index to Exhibits.

ITEM 9. UNDERTAKINGS.

           (a) The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                                 (i) To include any prospectus required by
                      Section 10(a)(3) of the Securities Act;

                                 (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                 (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 19, 2000.

                                            COMMTOUCH SOFTWARE LTD.



                                            By: /s/ JAMES COLLINS
                                                --------------------------------
                                                James Collins
                                                Chief Financial Officer and
                                                Secretary

                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Collins true and lawful attorney-in-fact and agent for such person on his behalf and in such person's name, place and stead, and in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he himself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

               NAME                               TITLE                      DATE
               ----                               -----                      ----
                                     Chief Executive Officer
                                     (Principal Executive Officer)
/s/        Gideon Mantel             and Director                     January 19, 2000
----------------------------------
           Gideon Mantel

                                     Chief Financial Officer and
                                     Secretary
/s/        James Collins             (Principal Financial Officer)    January 19, 2000
----------------------------------
           James Collins

                                     Controller
/s/        Devyani Patel             (Principal Accounting Officer)   January 19, 2000
----------------------------------
           Devyani Patel

                                     Chairman of the Board of
/s/        Allan Barkat              Directors                        January 19, 2000
----------------------------------
           Allan Barkat


/s/          Amir Lev                Director                         January 19, 2000
----------------------------------
             Amir Lev


/s/         Yiftah Atir              Director                         January 19, 2000
----------------------------------
            Yiftah Atir


/s/         Yoseph Sela              Director                         January 19, 2000
----------------------------------
            Yoseph Sela

/s/         Yair Safrai              Director                         January 19, 2000
----------------------------------
            Yair Safrai


/s/       Richard Sorkin             Director                         January 19, 2000
----------------------------------
          Richard Sorkin


/s/         Thomas Camp              Director                         January 19, 2000
----------------------------------
            Thomas Camp

                                INDEX TO EXHIBITS


Exhibit
Number         Exhibit
------         -------
     5.1       Opinion regarding legality of securities to be offered

    10.1       CommTouch Software Ltd. 1996 CSI Stock Option Plan

    10.2       CommTouch Software Ltd. 1999 Section 3(i) Share Option Plan

    10.3       CommTouch Software Ltd. 1999 Employee Stock Purchase Plan

    10.4       CommTouch  Software Ltd.  1999  Nonemployee  Directors  Stock
               Option Plan

    23.1       Consent of Independent Auditors

    23.2       Consent of Naschitz, Brandes & Co. (See Exhibit 5.1)

    24.1       Power of Attorney (See page 7)

    99.1       Registration Statement on Form F-1 (incorporated by reference)
               (file #333-89773), as amended.